Colorado Secretary of State
Date and Time: 01-08-2010 12:37 PM
ID Number: 20101013567

                Articles of Incorporation for a Profit Corporation
              Filed pursuant to Section 7-102-101 and Section 7-102-102
                    of the Colorado Revised Statutes (C.R.S.)

1.  The domestic entity name for the corporation is Strategic Dental
Management

2.  The principal office address of the corporation's initial principal office is
Street Address              5901 E. McKellips
                            Ste 109-428
                            Mesa, AZ 85215
                            United States

Mailing Address
 (Leave blank if same as street address)

3. The registered agent name and registered agent address of the corporation's initial registered agent are

Name (if an individual)
   Or
(if an entity)      VentureVest Capital Corporation
Street Address      4980 Capital Corporation
                    Castle Rock, CO 801018
Mailing Address
(leave blank if same as street address)

(The following statement is adopted by marking the box.)
[x] The person appointed as registered agent above has consent to being so appointed.

4.  The true name and mailing address of the incorporator are

Name
(if an individual)   Ray         Brian       E
                     ----------  ---------  -------
                     (Last)      (First)    (Middle)
Or
(if an entity)

Mailing address      5901 E McKellips
                     Ste   109042B
                     Mesa, AZ 85215
                     United States

(If the following statement applies, adopt the statement by marking the box and include an attachment)
[ ] The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment.

5. The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows.

[x] The corporation is authorized to issue 1,000,000 common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

[ ] Additional information regarding shares as required by section 7-106-101, C.R.S., is included in an attachment.

6. [ ] This document contains additional information as provided by law.

7. The delayed effective date and, if applicable, time of this document is/are _______________.

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

8. The true name and mailing address of the individual causing the document to be delivered for filing are

    Ray          Brian          E
------------  ------------   -------
   (last)        (first)     (middle)
5901 E McKellips
Ste 109-42B
Mesa, AZ 85215
United States

[ ] This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.